Exhibit 99.1

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc Announces New Board Positions

MYSTIC, CT (March 22, 2006) - Flight Safety Technologies, Inc. (AMEX:FLT) announced today that at a special meeting on March 16, 2006, its Board of Directors had acted to create two new Board positions.

Captain William Cotton, the Company's President and a member of its Board, will now also become Vice Chairman, and will succeed to the position of Chairman & CEO and fill out any unexpired term upon the departure, for any reason, of the current Chairman and CEO.

Prior to joining the Company in 2000, Mr. Cotton was the Chief Technical Pilot and Director of Advanced Air Traffic Management Systems for United Airlines. He holds a Masters Degree in Aerospace Engineering from M.I.T.

The Company's founders, Samuel Kovnat, Chairman and CEO, and Frank Rees, Executive Vice President and Director, have announced their intention to retire upon completion of the term of their employment contracts in November 2007, and that they will not stand for re-election to the Board at that time.

In addition, the Board decided to create the position of Lead Independent Director, with the objective of enhancing communications between the Board's committees and the full Board, and facilitating more effective participation by the Company's Independent Directors.

It is anticipated that a more detailed description, adoption of an amendment to the Company's Bylaws, and naming the Lead Independent Director will be considered at the next meeting of the Board.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry.

The company is currently pursuing three technologies called SOCRATES®, UNICORN™ and TIICM™:

●      SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence.

●      UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight.

●      TIICM™ is an airborne passive countermeasure system to protect airliners against the threat of terrorist missile attacks.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com